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                                                                       EXHIBIT 2


                         NOTE PURCHASE OPTION AGREEMENT


         This Note Purchase Option Agreement ("Agreement") dated as of [effective date], is between Kafus Industries Ltd. ("Kafus") and Sundance Assets, L.P. ("Lender").

                                  INTRODUCTION

         Reference is made to the Exchangeable Promissory Note dated as of March 31, 1998 (as modified, the Note"), between Kafus Cement Fibre Industries of Texas, Inc. ("Borrower"), a Subsidiary of Kafus, and Enron Capital & Trade Resources Corp. ("ECT"), an Affiliate of the Lender and predecessor in interest to the Lender thereunder, which is attached as Exhibit A hereto and to which this Agreement relates. Reference is further made to the Letter Loan Agreement dated as of March 31, 1998 (as modified, the "Loan Agreement"), between the Borrower and ECT, as predecessor in interest to the Lender thereunder. In connection with certain amendments to the Note, the Loan Agreement, and the other Loan Documents (as defined in the Loan Agreement), Kafus has requested and the Lender has agreed to grant Kafus the option provided herein. In connection with the foregoing, and for other good and valuable consideration, Kafus and the Lender hereby agree as follows:

Section 1.          Definitions. Capitalized terms used herein but not defined herein shall have the meanings set forth or referred to in the Loan Agreement. As used herein, the following terms shall have the following meanings:

         "Maturity Date" means September 30, 2000.

         "Note Purchase Option" has the meaning set forth in Section 2(a) of this Agreement.

         "Note Rights and Obligations" means means all of the Lender's rights and obligations under the Note and the other Loan Documents (other than the Income Participation Certificate) and related documents, including the rights to the payment of principal, interest, fees, reimbursements, and indemnifications, and all security and support for such rights and obligations

         "Note Purchase Option Price" means an amount equal to the sum of (a) the entire outstanding principal balance of the Note, together with all accrued but unpaid interest thereon and any other amounts owing from the Borrower to the Lender thereunder or in connection therewith, and (b) U.S. $3,000,000.

Section 2.          Note Purchase Option.

                        (a)       Upon at least 10 days' prior written notice to
                                the Lender, Kafus may purchase all, but not less than all, of the

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                                Note Rights and Obligations from the Lender on
                                the Maturity Date at a price equal to the Note Purchase Option Price (such right being the "Note Purchase Option"). Any written certificate provided by the Lender to Kafus showing the calculation of the Note Purchase Option Price shall be conclusive and binding for all purposes, absent manifest error. Kafus shall make payment of the Note Purchase Option Price to the Lender within ten days after delivery of the foregoing notice, and upon receipt of such payment, Lender shall deliver to Kafus the Note and the other documents evidencing the Note Rights and Obligations, accompanied with such transfer endorsements or instruments as are necessary to transfer the same to Kafus, all without recourse to the Lender and without representations or warranties of any kind, express or implied.

                        (b)       Kafus shall make the foregoing payment to
                                the Lender by means of a wire transfer of U.S. Dollars in immediately available funds to the Lender at such payment location as directed by the Lender.

Section 3. Effectiveness. This Agreement shall become effective as of the date first set forth above when Kafus, the Borrower, and the Lender shall have duly and validly executed originals of this Agreement, and the Kafus shall have delivered the same to the Lender.

Section 4.     Miscellaneous.


                        (a)       Kafus shall pay to the Lender on demand all
                                costs and expenses of the Lender in connection with the preservation or enforcement of the Lender's rights under this Agreement, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Lender. The provisions of this paragraph shall survive any purported termination of this Agreement that does not expressly reference this paragraph.

                        (b)       Kafus shall at all times protect and hold the
                                Lender and its respective shareholders,
                                affiliates, directors, officers, employees, agents, and servants and the persons under their respective control or supervision (collectively, the

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                                "Indemnified Parties") harmless of, from, and
                                against any and all claims (whether in tort, contract, or otherwise), demands, damages, losses, liabilities, costs, or expenses of any kind or nature whatsoever (each referred to herein as a "Loss") which an Indemnified Party may incur or which may be claimed against an Indemnified Party by any Person, in each case by reason of, or arising out of this Agreement and the Note Rights and Obligations or any other document or instrument delivered in connection herewith or therewith or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby or thereby; provided, however, that the indemnity set forth in this Section shall not extend to any Loss arising, in the case of any Indemnified Party, as a result of the gross negligence or willful misconduct of such Indemnified Party. Kafus further covenants and agrees, to the extent permitted by law, to pay or to reimburse the Indemnified Parties for any and all costs, reasonable attorneys' fees, liabilities, or expenses incurred in connection with investigating, defending against, or otherwise in connection with any such losses, claims, damages, liabilities, expenses, or actions, except to the extent that the same arise out of the gross negligence or willful misconduct of the Indemnified Party claiming such payment or reimbursement.

                                (i)     An Indemnified Party shall promptly
                                    notify Kafus in writing of any claim or
                                    action brought against such Indemnified
                                    Party in which indemnity may be sought
                                    against Kafus pursuant to this Section; and such notice shall be given in sufficient time to allow Kafus to defend such claim or action. However, the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Kafus under this Section, if (i) the Indemnified Party shall not have had knowledge or notice of such claim or action, (ii) neither Kafus nor any Affiliate thereof shall have had knowledge or notice of such claim or action, or (iii) Kafus's ability to defend such claim or action shall not thereby be materially impaired. In the event,

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                                    however, that (i) the Indemnified Party
                                    shall not have timely notified Kafus of any such claim or action, (ii) neither Kafus nor any Affiliate thereof shall have had knowledge or notice of such claim or action, and (iii) Kafus's ability to defend or participate in such claim or action is materially impaired by reason of not having received timely notice thereof from the Indemnified Party, then Kafus's obligation to so defend and indemnify shall be qualified to the extent (and only to the extent) of such material impairment.

                                (ii)    The obligations of Kafus under this
                                    Section shall survive the termination of this Agreement and remain in full force and effect, with respect to each Loss of each Indemnified Party, until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought, and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by such Indemnified Party relating to the enforcement of the provisions herein specified.

                        (c)       This Agreement shall be governed by the
                                internal laws of the State of Texas (without reference to principles of conflicts of laws that would select another law). Unless otherwise specified, all monetary amounts expressed hereunder and all payments required to be made hereunder are in U.S. Dollars. Any and all payments by Kafus under this Agreement shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, other than taxes imposed on the income of and franchise taxes imposed on the Lender by any jurisdiction in which the Lender is a permanent citizen or resident or any political subdivision of such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Kafus shall be required by law to deduct any Taxes from any sum payable to the Lender (i) the sum payable



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                                shall be increased as may be necessary so that,
                                after making all required deductions (including deductions applicable to additional sums payable under this paragraph), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Kafus shall make such deductions, and (iii) Kafus shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Kafus agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made with respect to, or from the execution, delivery, filing, or registration of, this Agreement. Further, If any sum due from Kafus under this Agreement or any order or judgment given in relation hereto has to be converted from the currency in which the same is payable hereunder or under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against Kafus with any governmental authority or in any court, tribunal, or arbitration panel or (ii) enforcing any order or judgment given in relation hereto, Kafus shall indemnify the Lender against any loss incurred as a result of any discrepancy between (A) the rate of exchange used when restating the amount in question from the first currency into the second currency and
                                (B) the rate or rates of exchange at which the Lender purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such sum due or order or judgment. The foregoing indemnity shall constitute a separate obligation of Kafus distinct from any other obligations and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

                        (d)       If any provision in this Agreement is held to
                                be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of Kafus in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount


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                                payable is not specified in this Agreement, the
                                due date shall be the date on which the Lender demands payment therefor. The Lender's remedies under this Agreement and other documents and agreements shall be cumulative, and no delay in enforcing this Agreement shall act as a waiver of the Lender's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of Kafus and the Lender and their respective successors and assigns. Kafus may not assign its rights or delegate its duties under this Agreement without the prior written consent of the Lender, which consent shall not be unreasonably withheld; provided that Kafus may assign its rights or delegate its duties under this Agreement to The Samarac Corporation Ltd. without the consent of the Lender. The Lender may assign its rights and delegate its duties under this Agreement. This Agreement may be executed and delivered by telecopier, and may be executed in multiple counterparts each of which shall constitute one and the same agreement.

                        (e)       Except as otherwise provided herein, any
                                notice, demand, direction, certificate, request, instrument, or other communication authorized or required by this Agreement to be given to or filed with the Lender or Kafus shall be deemed to have been sufficiently given or filed for all purposes of this Agreement if and when delivered by messenger or by a recognized courier service or sent by registered or certified mail, return receipt requested, postage prepaid or sent by confirmed telecopy, as follows:

                     To the Lender, to:

                     Sundance Assets, L.P.
                     1400 Smith Street
                     Houston, Texas 77002
                     Attention: J. Kevin McConville
                     Telephone:  713-853-7691
                     Telecopier:  713-646-5727


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                     With a copy to:

                     Enron North America Corp.
                     Attn: Donna Lowry
                     1400 Smith Street
                     Houston, Texas 77002
                     telephone:       713-853-1939
                     telecopier:      713-646-4039

                     And a copy to:

                     Enron Capital Management
                     Attn: Ben Glisan
                     1400 Smith Street
                     Houston, Texas 77002
                     telephone:       713-853-6103
                     telecopier:      713-646-4990


                     To Kafus, to:

                     Kafus Industries Ltd.
                     270 Bridge Street
                     Dedham, MA 02026
                     Attn:  Mr. Michael A.  McCabe
                     telephone:       781-326-5001
                     telecopier:      781-326-5105
                     With copies to:

                     Kafus Industries Ltd.
                     440-755 Burrad Street
                     Vancouver, British Columbia
                     Canada V6X1X6
                     Attn: Mr. Ken Swaisland
                     telephone:       604-602-1981
                     telecopier:      604-685-2426

                  The Lender and Kafus may, by like notice, designate any further or different addresses or telecopy numbers to which subsequent notices, demands, directions, certificates, requests,


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instruments, or other communications hereunder shall be sent. Any notice, demand, direction, certificate, request, instrument, or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given as of the date it shall have been delivered by messenger or courier service or sent by confirmed telecopy or upon receipt if mailed.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [Signatures begin on the following page.]



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         EXECUTED as of the date first above written.

                                            KAFUS INDUSTRIES LTD.


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------









[Signature page to Note Purchase Option Agreement]

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                           SUNDANCE ASSETS, L.P.

                           By:  Ponderosa Assets, L.P., its general partner

                           By:  Enron Ponderosa Management Holdings, Inc.

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------











[Signature page to Note Purchase Option Agreement]

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Consented and Agreed:

KAFUS CEMENT FIBRE INDUSTRIES OF TEXAS, INC.


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------













[Signature page to Note Purchase Option Agreement]

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